                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     DRESSER INDUSTRIES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            DRESSER INDUSTRIES, INC.

                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 19, 1998
                             ---------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Dresser Industries, Inc., a Delaware corporation, will be held at the Horchow Auditorium of the Dallas Museum of Art, 1717 North Harwood Street, Dallas, Texas 75201 on Thursday, March 19, 1998, at 10:00 a.m., for the following purposes:

    1. To elect nine Directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To consider and approve the Dresser Industries, Inc. Long-Term Incentive and Retention Plan.

    3. To consider and approve the Dresser Industries, Inc. 1998 Executive Incentive Compensation Plan.

    4. To transact any other business as properly may come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business January 26, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                           By order of the Board of Directors

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 10, 1998

                            DRESSER INDUSTRIES, INC.

                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                               FEBRUARY 10, 1998

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Dresser Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, March 19, 1998, at 10:00 a.m. at the Horchow Auditorium of the Dallas Museum of Art, 1717 North Harwood Street, Dallas, Texas 75201 and at any and all adjournments of the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The close of business January 26, 1998, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At January 26, 1998, the Company had outstanding and entitled to vote at the meeting 175,459,086 shares of Common Stock. Each share entitles the holder to one vote.

    Any shareholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    Except for the following named institutional investment managers, the Company knows of no person or group believed to own beneficially more than 5% of any class of the Company's stock entitled to be voted at this meeting.

                       NAME AND ADDRESS                          AMOUNT AND NATURE     PERCENT
                      OF BENEFICIAL OWNER                           OF OWNERSHIP      OF CLASS
---------------------------------------------------------------  ------------------  -----------
FMR Corp.                                                            25,772,422 (1)      14.60%
82 Devonshire Street
Boston, Massachusetts 02109

Barrow Hanley Mewhinney & Strauss, Inc.                              14,641,300 (2)       8.33%
3232 McKinney Avenue, 15th Floor
Dallas, Texas 75204-2429

Vanguard/Windsor II Funds, Inc.                                      10,009,800 (3)       5.70%
P.O. Box 2600
Valley Forge, Pennsylvania 19482-2600

------------------------

(1) Information obtained from Amendment No. 2 to the joint statement on Schedule 13G as of February 14, 1997 filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management & Research Company. Includes 24,377,297 shares of which Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of such shares. Neither FMR Corp. nor Mr. Johnson, has the sole power to vote or direct the voting of such shares, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Also includes 1,391,426 shares of which Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR Corp., is the beneficial owner as a result of serving as investment manager of institutional account(s). Mr. Johnson and FMR Corp., through its control of FMTC, has sole dispositive power over such shares and sole power to vote or direct the voting of 1,001,926 of such shares, and no power to vote or direct the voting of 389,500 of such shares.

(2) Information obtained from Amendment No. 1 to the statement on Schedule 13G as of February 13, 1997 filed with the Securities and Exchange Commission by Barrow Hanley Mewhinney & Strauss, Inc. ("BHMS"). BHMS has sole power to dispose of all such shares, sole power to vote or direct the voting of 2,648,400 of such shares and shared power to vote or direct the voting of 11,992,900 of such shares.

(3) Information obtained from the statement on Schedule 13G as of February 7, 1997 filed with the Securities and Exchange Commission by Vanguard/Windsor II Fund ("VWII"). VWII has sole power to vote and shared power to direct or dispose of all such shares.

    The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group as of January 7, 1998. The number of shares beneficially owned by all Directors and executive officers as a group represented less than 1% of the outstanding shares. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                                                      NUMBER OF SHARES
-----------------------------------------------------------------  --------------------------------
William E. Bradford..............................................     363,999  (Note A)
Samuel B. Casey, Jr. ............................................       1,726
Lawrence S. Eagleburger..........................................       2,377
Sylvia A. Earle..................................................       2,196
Rawles Fulgham...................................................      19,905
John A. Gavin....................................................      11,300
Ray L. Hunt......................................................     121,320  (Note B)
George H. Juetten................................................      55,236  (Note A)
J. Landis Martin.................................................      91,948
Lionel H. Olmer..................................................       8,905
Jay A. Precourt..................................................       5,529
A. Jack Stanley..................................................      60,000  (Note A)
G. Phillip Tevis.................................................      44,997  (Note A)
Donald C. Vaughn.................................................     134,550  (Note A)
Richard W. Vieser................................................      16,922
All Directors, Nominees and executive officers as a group (25
 persons)........................................................   1,440,139  (Notes A and C)

    The above information does not include contingent stock units credited to accounts in the Company's Deferred Compensation Plan which are considered beneficially owned "derivative securities" for purposes of Section 16 of the Securities Exchange Act of 1934 but not considered beneficially owned for purposes of this proxy statement. At January 15, 1998, a total of 93,374, 55,109, 16,772 and 14,408 stock units were credited to the accounts of Messrs. Bradford, Vaughn, Juetten and Tevis, respectively, and 272,054 stock units were credited to the accounts of all executive officers as a group. Also excluded from the above are 4,977, 4,624, 36,871, 5,266, 502, 3,465 and 14,697 stock equivalent units which were credited to the accounts of Messrs. Eagleburger, Gavin, Hunt, Martin, Olmer, Precourt and Vieser, respectively, as of January 2, 1998 under the Company's Deferred Compensation Plan for Non-Employee Directors which are not considered beneficially owned for purposes of this Proxy Statement but are considered beneficially owned "derivative securities" for purposes of
Section 16 of the Securities Exchange Act of 1934.

    NOTE A: Shares shown include stock options issued under the Company's 1982 Stock Option Plan and 1992 Stock Compensation Plan which are exercisable on or within sixty days after January 7, 1998 to purchase a number of shares of the Company's Common Stock which together with related Restricted Incentive Stock Awards under the 1989 Restricted Incentive Stock Plan and 1992 Stock Compensation Plan total 198,533, 98,000, 12,398 and 19,997 for Messrs. Bradford, Vaughn, Juetten and Tevis, respectively, and 542,400 for all Directors and executive officers as a group. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for purposes of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

    NOTE B: Shares shown include 51,518 shares, in which Mr. Hunt disclaims beneficial interest, owned by trusts for the benefit of his children. Mr. Hunt and/or his wife serve as members of an advisory board or trustee for each trust.

    NOTE C: Mr. Paul M. Bryant, Vice President -- Human Resources of the Company, is Trustee of the Company's Stock Purchase Plan which, as of January 26, 1998, owned of record 780,662 shares of Common Stock of the Company. Mr. Bryant disclaims any beneficial ownership of the shares held by him as Trustee for the participants of the Stock Purchase Plan. Under terms of the Plan, the Trustee has discretionary voting authority as to shares allocated to accounts of Participants from whom he does not timely receive voting instructions.

                             ELECTION OF DIRECTORS

    At the meeting, nine Directors are to be elected, each to hold office for one year or until a successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the nine nominees named below.

All nominees were previously elected by the shareholders. Under the Board's retirement policy for Directors, Messrs. Samuel B. Casey, Jr., Rawles Fulgham, and Richard W. Vieser, who recently became 70 years of age, will not stand for re-election as Directors of the Company. Accordingly, the Company's By-Laws have been amended, effective with the election of Directors at the Annual Meeting of Shareholders, to reduce the number of members of the Board from twelve to nine. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

    The nine nominees for Director receiving the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. Except for quorum purposes, abstentions and votes withheld will have no legal effect.

    The following includes certain information concerning the nominees furnished by them to the Company.

                                                                                                  YEAR FIRST
                                                  BUSINESS EXPERIENCE DURING PAST                   ELECTED
           NAME (AGE)                              5 YEARS AND OTHER INFORMATION                   DIRECTOR
---------------------------------  -------------------------------------------------------------  -----------
William E. Bradford (63)           Chairman of the Board of the Company since December 1996 and         1992
                                   Chief Executive Officer since November 1995, President March
                                   1992 - December 1996, Chief Operating Officer, March 1992 -
                                   November 1995; President and Chief Executive Officer of
                                   Dresser-Rand Company, Corning, New York, 51% joint venture partnership, February 1988 - March 1992; Senior Vice
                                   President - Operations of the Company, March 1984 - March
                                   1992; Director, Ultramar Diamond Shamrock Corporation; and
                                   Oryx Energy Company.

Lawrence S. Eagleburger (67)       Senior Foreign Policy Advisor, Baker, Donelson, Bearman &            1993
                                   Caldwell, Washington, D.C., law firm, since January 1993;
                                   United States Secretary of State, Department of State,
                                   December 1992 - January 1993, Acting Secretary of State,
                                   August 1992 - December 1992, Deputy Secretary of State,
                                   February 1989 - August 1992; Director, Phillips Petroleum
                                   Company; Stimsonite; Universal Corporation; Corning Corp.;
                                   and COMSAT.

Sylvia A. Earle, Ph.D. (62)        Explorer in Residence, National Geographic Society,                  1995
                                   Washington D.C., since January, 1998; Consultant to Sea Web, a non-profit communications organization since July, 1997;
                                   Founder, Deep Ocean Engineering, Inc., San Leandro,
                                   California, designer and manufacturer of underwater equipment and Director 1994 - 1997; Founder and Chairman since 1994,
                                   President 1992 - 1994, Deep Ocean Exploration and Research,
                                   Inc., Oakland, California, a consulting firm; Chief
                                   Scientist, National Oceanic and Atmospheric Administration,
                                   1990 - 1992, Advisor to the Administrator, 1992 - 1993;
                                   Director, Oryx Energy Company.

John A. Gavin (66)                 For more than five years, Chairman of the Board, President,          1986
                                   and Chief Executive Officer, Gamma Services International,
                                   Los Angeles, California, venture capital and international consulting firm; Managing Director (Latin America), Hicks,
                                   Muse, Tate & Furst, a private investment firm since 1995;
                                   Director, Atlantic Richfield Company; Pinkerton's, Inc.;
                                   Krause's Furniture Co.; Apex Mortgage Capital, Inc.;
                                   International Wire Holdings; Hotchkis and Wiley, Mutual
                                   Funds; and Kap Resources (Canadian).

Ray L. Hunt (54)                   For more than five years, Chairman of the Board and Chief            1984
                                   Executive Officer, Hunt Oil Company, Dallas, Texas, oil and
                                   gas exploration and development; Chairman of the Board, Chief
                                   Executive Officer, and President, Hunt Consolidated, Inc.,
                                   Dallas, Texas; Chairman of the Board, Chief Executive Officer
                                   and President, RRH Corporation, Dallas, Texas; Director,
                                   Electronic Data Systems Corporation; PepsiCo, Inc.; Ergo
                                   Science Incorporated; Security Capital Group Incorporated;
                                   and Federal Reserve Bank of Dallas.

J. Landis Martin (52)              For more than five years, President and Chief Executive              1994
                                   Officer of NL Industries, Inc., Houston, Texas, a
                                   manufacturer and marketer of titanium dioxide pigments;
                                   Chairman of the Board and Chief Executive Officer of Baroid
                                   Corporation (and its predecessor), Houston, Texas, acquired by the Company effective January 21, 1994, August 1990 -
                                   January 1994; for more than five years Chairman of Titanium
                                   Metals Corporation, Denver, Colorado, an integrated producer of titanium metals, Chief Executive Officer since January
                                   1995; Director, NL Industries, Inc.; Titanium Metals
                                   Corporation; Tremont Corporation; and Apartment Investment
                                   and Management Corporation (a real estate investment trust).

Lionel H. Olmer (63)               For more than five years, partner, Paul, Weiss, Rifkind,             1986
                                   Wharton & Garrison, law firm, Washington, D.C.; Director,
                                   SIPEX Corp.

Jay A. Precourt (60)               For more than five years, Vice Chairman and Chief Executive          1994
                                   Officer, and, since October 1996, President of Tejas Gas
                                   Corporation, Houston, Texas, a natural gas pipeline company;
                                   Director, Coral Energy, L.P.; Founders Funds, Inc.; Tejas Gas
                                   Corporation; and the Timken Company.

Donald C. Vaughn (61)              President and Chief Operating Officer of the Company since           1996
                                   December 1996, Executive Vice President November 1995 -
                                   December 1996, Senior Vice President - Operations January
                                   1992 - November 1995; Chairman, President and Chief Executive
                                   Officer of M. W. Kellogg, Inc. June 1995 - June 1996;
                                   Chairman and Chief Executive Officer of The M.W. Kellogg
                                   Company September 1986 - June 1996, President November 1983 -
                                   June 1995; Director, The Houston Exploration Company.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    The Company has standing Audit and Finance, Executive Compensation, Executive and Board Policy and Nominating Committees of the Board of Directors. The Audit and Finance Committee consists of Messrs. Casey (Chairman), Eagleburger, Gavin, Martin and Dr. Earle. The functions of the Committee, which held two meetings during fiscal 1997, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, review and approve the extent and scope of the annual audit activities of the independent accountants and the Company's internal accountants and evaluate financial planning as requested.

    The Executive Compensation Committee is composed of Messrs. Fulgham (Chairman), Hunt, Olmer, Precourt and Vieser. The Committee, which held five meetings during fiscal 1997, and acted on two occasions by written consent, reviews and recommends to the Board salaries of officers, reviews the key employees of the Company and recommends to the Board those to be granted options and related Restricted Incentive Stock Awards under the Company's 1992 Stock Compensation Plans and administers the Company's incentive compensation plans, the Deferred Compensation Plan, the Stock Option and Stock Compensation Plans and the Restricted Incentive Stock Plans.

    The Executive Committee, consisting of Messrs. Bradford (Chairman), Fulgham, Hunt and Vaughn, exercises, during the intervals between meetings of the Board of Directors, all powers, except to the extent limited by law, of the Board of Directors. The Executive Committee held one meeting during fiscal 1997.

    The Board Policy and Nominating Committee, consisting of Messrs. Hunt (Chairman), Casey, Fulgham, Gavin, and Vieser, searches for and recommends candidates for election as Director. It will also consider nominees recommended by shareholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. This committee also reviews and makes recommendations regarding Board policy and corporate governance matters. The Board Policy and Nominating Committee held three meetings during fiscal 1997.

    During fiscal 1997, there were seven meetings of the Board of Directors. Each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board and of any Committee of which he or she is a member. A Director who is an employee of the Company receives no fees or remuneration, as such, for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1997, each Director of the Company who was not an employee received an annual retainer equal to $31,000 for Board membership, $2,500 for each Committee membership, $1,000 for service as Chairman of a Committee and $1,250 for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for meetings attended by telephone conference. In addition, each non-employee Director may be paid a fee of $1,000 for each day engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board. Directors may elect to defer payment of all or a portion of the foregoing fees through a deferred cash or common stock equivalent account. During fiscal 1997 Mr. Gavin was paid $10,000 quarterly under an agreement pursuant to which he served as chair of the Dresser Industries de Mexico Advisory Board. The agreement has been extended through January 31, 1998.

    In addition, the Company's 1989 Director Retirement Plan provided shares of the Company's Common Stock in lieu of retirement benefits to members of the Company's Board of Directors who are not also employees. Awards under the Plan consist of grants of shares of the Company's Common Stock in August of each odd-numbered year approximately equal in value to 60% of the annual retainer payable for services as a Director during the period for which the award is made. Directors may elect to defer awards otherwise payable under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Company's acquisition of Baroid Corporation in 1994, Mr. Martin received $1,290,000 from Baroid under an advisory agreement among Baroid, Mr. Martin and other Baroid executives, for services in connection with the merger. If any amount paid to Mr. Martin under the advisory agreement subjects him to federal excise tax in respect of such amount, Baroid has agreed to provide a commercially reasonable defense to Mr. Martin and to indemnify him for up to 70% of the excise tax, interest and penalties, plus any federal income or excise taxes imposed because of the indemnification.

    Baroid has outstanding approximately $6.1 million and $9.1 million in letters of credit under a bank facility which was established in connection with certain insurance relationships of NL Industries, Inc. ("NL"), of which Mr. Martin is a director and executive officer, and Tremont Corporation ("Tremont"), of which Mr. Martin is a director, respectively. NL and Tremont are obligated to indemnify Dresser for any losses or expenses in respect of these letters of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Compensation Committee of the Company is composed of Messrs. Fulgham (Chairman), Hunt, Olmer, Precourt and Vieser. Business entities in which Mr. Hunt and certain members of his immediate family own substantial interests have in the past fiscal year made purchases from the Company in the ordinary course of business and on the same basis as transactions with other customers of the Company. The Company anticipates that similar transactions are likely to occur in the future.

               APPROVAL OF THE DRESSER INDUSTRIES, INC. LONG-TERM
                INCENTIVE AND RETENTION PLAN (PROXY ITEM NO. 2.)

    The Board of Directors has adopted and recommends the shareholders approve the Dresser Industries, Inc. Long-Term Incentive and Retention Plan (the "LTIR Plan"). The LTIR Plan generally provides for grants of performance shares ("Performance Shares") which convert into shares of Company restricted stock ("Restricted Stock") upon the achievement of pre-established performance goals. As of February 10, 1998, 400,000 Performance Shares have been granted under the Plan. It is anticipated that all compensation attributable to Performance Shares granted under the LTIR Plan will qualify as "performance-based compensation" as defined under Section 162(m) of the Internal Revenue Code. If shareholder approval of the LTIR Plan is not obtained, all outstanding Performance Shares granted under the Plan will be deemed null and void.

PURPOSE

    In furtherance of its belief that the continued success of the Company and maximization of shareholder value depends on its ability to attract and motivate its key management group for an extended period of time, the Company has established a long-term compensation program. The LTIR Plan is designed to link Performance Shares to target performance goals to be achieved over a five year period based on the Company's stock price. The Performance Shares awarded under the LTIR Plan will be converted into Restricted Stock if the performance goal for a specific performance year or subsequent performance years is met. Generally, the restrictions on the Restricted Stock lapse on the third anniversary of the date the shares of Restricted Stock were issued, thus assisting in the retention of the key executives participating in the LTIR Plan.

SUMMARY OF THE LTIR PLAN

    The following is a summary of the material provisions of the LTIR Plan. This summary is in all respects qualified in its entirety by reference to the complete text of the LTIR Plan attached hereto as Exhibit A.

    ADMINISTRATION. The LTIR Plan vests broad powers in the Executive Compensation Committee of the Board of Directors (the "Committee") to administer and interpret the Plan. It is intended that the Committee will consist of two or more members of the Company's Board of Directors who qualify as "outside directors" within the meaning of the Treasury Department Regulations under
Section 162(m) of the Internal Revenue Code. The Committee has complete authority to interpret all provisions of the LTIR Plan consistent with applicable laws including the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms and to supply missing terms reasonably necessary to interpret the LTIR Plan.

    ELIGIBILITY. Individuals recommended by the Committee and approved by the Board of Directors of the Company shall be eligible for participation in the LTIR Plan. Eight executive officers of the Company each have been granted 50,000 Performance Shares.

    AWARD MAXIMUM. Each participant under the LTIR Plan is granted 50,000 Performance Shares. Generally, Performance Shares will be converted into Restricted Stock as soon as practicable following the designated performance year if and when the performance goal for a performance year has been achieved. Performance goals are as follows:

                        SHARE PRICE
 PERFORMANCE YEAR         TARGET        PERFORMANCE SHARES CONVERTED
-------------------  -----------------  -----------------------------
    1997......           $   39.00                    5,000
    1998......           $   45.00                   10,000
    1999......           $   53.00                   15,000
    2000......           $   61.00                   20,000

    A performance goal is met for a performance year, if the average price per share of Dresser common stock exceeds the Share Price Target for (i) at least 90 trading days (not necessarily consecutive days) within the applicable performance year, or (ii) at least 20 trading days (also, not necessarily consecutive days) within a period of 30 consecutive trading days, which ends on or before the last day of the applicable performance year. Trading days prior to the date on which an individual is designated a participant shall not be taken into account in determining whether a Share Price Target has been met. If the performance goal for the performance year is not met, 50% of the Performance Shares which would have been converted into Restricted Stock will be forfeited and the remainder of the Performance Shares granted for that performance year will be added to the Performance Shares for the next performance year. Carryovers will continue on this basis each year until the LTIR Plan terminates January 1, 2001. The performance goal has been met for the 1997 performance year.

    Unless specifically provided for by the Committee, unconverted Performance Shares will be forfeited upon the earlier of (i) the termination of the participant's employment or (ii) January 1, 2001.

    RESTRICTED STOCK. Restricted Stock is not transferable until restrictions lapse. Generally, all restrictions on a share of Restricted Stock shall lapse upon the third anniversary of the date the share was issued, the participant's termination of employment after attainment of age 65 or disability, a change in control of the Company or such earlier date as the Board of Directors may determine.

    AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend or terminate the LTIR Plan in whole or in part at its sole discretion provided that such amendment or termination shall not cause the forfeiture of the Restricted Stock already outstanding under the LTIR Plan. Shareholder approval is required for any material amendment to the Plan.

    The affirmative vote of the holders of a majority of shares of Dresser Common Stock, present in person or by proxy, voted at the meeting is required for approval of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PLAN.

       APPROVAL OF THE DRESSER INDUSTRIES, INC. 1998 EXECUTIVE INCENTIVE
                      COMPENSATION PLAN (PROXY ITEM NO. 3)

    The Board of Directors of the Company has adopted and recommends the shareholders approve the Dresser Industries, Inc. Executive Incentive Compensation Plan (the "Plan"). The Plan generally provides for annual awards based upon achievement of pre-established Economic Value Added Improvement goals. It is anticipated that all compensation attributable to awards granted under the Plan will qualify as "performance-based compensation" as defined under
Section 162(m) of the Internal Revenue Code. If shareholder approval of the Plan is not obtained, no awards will be paid under the Plan.

PURPOSE

    In furtherance of its belief that the continued success of the Company and maximization of shareholder value depends on its ability to attract and motivate key management, the Company has established an annual incentive program based on Economic Value Added ("EVA"). EVA is equal to net operating profit after taxes minus a capital charge for all capital employed in the business including the Company's equity capital. The Plan is designed to link EVA improvements achieved each year to management's annual earned incentive award.

SUMMARY OF THE PLAN

    The following is a summary of the material provisions of the Plan. This summary is in all respects qualified in its entirety by reference to the complete text of the Plan attached hereto as Exhibit B.

    ADMINISTRATION. The Plan vests broad powers in the Executive Compensation Committee of the Board of Directors (the "Committee") to administer and interpret the Plan. It is intended that the Committee will consist of two or more members of the Company's Board of Directors who qualify as "outside directors" within the meaning of the Treasury Department Regulations under
Section 162(m) of the Internal Revenue Code. The Committee has complete authority to interpret all provisions of the Plan consistent with applicable laws including the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms and to supply missing terms reasonably necessary to interpret the Plan.

    ELIGIBILITY. Executive officers and, in the discretion of the Committee, other key employees are eligible for participation in the Plan. For fiscal 1998, the Committee has granted awards under the Plan to 15 officers and 62 key managers.

    AWARDS. Each participant under the Plan will be given a target incentive award (the "Target Award") expressed as a percent of base salary and established based on an assessment of competitive compensation practices. Awards will be calculated based on actual EVA improvement as soon as the results are determined after the fiscal year end (the "Earned Award"). A participant may have a reserve balance (the "Reserve Balance") which is not paid in the current year but carried forward and used in the calculation of a participant's paid award (the "Paid Award"). The Paid Award will be an amount determined by adding the Earned Award to the opening Reserve Balance, if any, from the prior year as follows:

    (1) If the sum of the Earned Award and the opening Reserve Balance is greater than the Target Award, the Paid Award is an amount equal to the Target Award plus one-third of the excess above the Target Award. The new Reserve Balance is an amount equal to two-thirds of the excess above the Target Award. Should a calculated Paid Award exceed five million dollars ($5,000,000), the maximum Paid Award will be five million dollars ($5,000,000) and the excess credited to the Reserve Balance.

    (2) If the sum of the Earned Award and the opening Reserve Balance is greater than zero and less than or equal to the Target Award, the Paid Award is an amount equal to the sum of the Earned Award and the opening Reserve Balance. The new Reserve Balance is zero.

    (3) If the sum of the Earned Award and the opening Reserve Balance is negative, the Paid Award is zero. The new Reserve Balance is the sum of the Earned Award and the opening Reserve Balance. No Awards are paid when the Reserve Balance is negative and negative Reserve Balances are carried forward to offset future Earned Awards.

    The Reserve Balance shall be paid to a participant in the event of termination due to normal or early retirement, death or disability but will be forfeited upon termination for cause or resignation, except as determined by the Committee. Determination of final Paid Award and distribution of the Reserve Balance, if any, will be made the end of the fiscal year following termination.

    No awards will be earned under the Plan for fiscal years beginning after October 31, 2002.

    AMENDMENT AND TERMINATION. The Committee may amend or terminate the Plan in whole or in part at its sole discretion. Shareholder approval is required in order to amend the Plan to modify the requirements for eligibility, the business criteria on which the performance goal is based or the maximum amount of compensation that could be paid to any participant.

    The affirmative vote of the holders of a majority of shares of Dresser Common Stock, present in person or by proxy, voted at the meeting is required for approval of the Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PLAN.

         NEW PLAN BENEFITS UNDER THE DRESSER INDUSTRIES, INC. LONG-TERM
       INCENTIVE AND RETENTION PLAN AND THE DRESSER INDUSTRIES, INC. 1998
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

    The following table sets forth awards made under the Dresser Industries, Inc. Long-Term Incentive and Retention Plan and The Dresser Industries, Inc. 1998 Executive Incentive Compensation Plan which are determinable.

                                                                                                  1998
                                                                                                EXECUTIVE
                                                                    LONG-TERM INCENTIVE AND     INCENTIVE
                                                                         RETENTION PLAN       COMPENSATION
                                                                    ------------------------      PLAN
                                                                    DOLLAR VALUE    NUMBER    -------------
NAME AND POSITION                                                        (1)       OF UNITS   DOLLAR VALUE
------------------------------------------------------------------  -------------  ---------  -------------
W. E. Bradford, Chairman and Chief Executive Officer..............  $  207,187.50     50,000   $ 1,156,250
D. C. Vaughn, President and Chief Operating Officer...............     207,187.50     50,000       687,500
G. H. Juetten, Sr. Vice President and Chief Financial Officer.....     207,187.50     50,000       381,250
A. J. Stanley, Sr. Vice President.................................     207,187.50     50,000       450,000
G. P. Tevis, Sr. Vice President...................................     207,187.50     50,000       375,000
Executive Officer Group...........................................     16,575,000    400,000     5,481,590
Non-Executive Director Group......................................            -0-        -0-           -0-
Non-Executive Officer Employee Group..............................            -0-        -0-     4,067,282

------------------------

(1) The value reflected in the table represents the dollar value of 5,000 Performance Shares, for which the 1997 performance target has been achieved, which were deemed to be converted into Restricted Stock for purposes of proxy statement disclosure under the terms of the Long-Term Incentive and Retention Plan based on the closing price of the Company's common stock on January 2, 1998 of $41.4375. January 2, 1998 is the first trading day following the end of the 1997 performance year.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     INFORMATION ON INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has unanimously reappointed the firm of Price Waterhouse LLP as independent accountants for the 1998 fiscal year. A representative of Price Waterhouse LLP will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse LLP that he may desire.

              OTHER INFORMATION FURNISHED PURSUANT TO REGULATIONS
                   OF THE SECURITIES AND EXCHANGE COMMISSION

                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation at a cost of $10,000 (plus reasonable out-of-pocket expenses).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 1998 Annual Meeting of Shareholders of the Company must be received no later than October 14, 1998, at the Company's principal executive office, 2001 Ross Avenue, Dallas, Texas 75201, directed to the attention of the Secretary.

                             EXECUTIVE COMPENSATION
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Executive Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Committee is comprised of five independent, non-employee directors. The Committee is committed to a strong, positive link between business performance, strategic goals, shareholder value and total compensation programs.

OVERALL EXECUTIVE COMPENSATION POLICY

    Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

    - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

    - Directly relating compensation to both Company and individual performance.

    - Ensuring compensation levels are externally competitive and internally equitable.

    - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

    The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman of the Board regarding compensation levels for executive officers excluding him. Following is a description of the elements of Dresser executive compensation and how each relates to the objectives and policy outlined above.

BASE SALARY

    The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

    By design, we strive to pay executives salaries in line with appropriate competitive market levels. In defining the competitive market, we include companies in the energy services industry as well as major equipment producers with a median size comparable to the Company. These companies are representative of those with whom the Company competes for executive talent, and as such are a broader group of companies than those comprising the S & P Oil Well Equipment & Services Index included in the Performance Graph. To provide an additional point of reference, the Committee also reviews available survey data on general industry practices. We review the size-adjusted median (50th percentile) of the competitive market, which serves as a reference point in determining base salary levels.

    We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

    The annual incentive plan emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity (ROE). The Committee believes incentive opportunities are commensurate with the performance required to achieve increasingly higher levels of ROE. Performance above a specified ROE threshold level is required before any incentives are paid. For 1997, the level of ROE produced incentive payments amounting to 122% of aggregate base salaries of senior executive officers.

    The named executives, as a group, excluding Mr. Bradford whose compensation is discussed later, fall within the market median for base salary and total cash compensation.

LONG-TERM INCENTIVES

    The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers Performance Stock Units and stock options usually coupled with restricted stock awards. The objective is to provide a competitive total long-term incentive opportunity, utilizing the market survey data previously described.

STOCK OPTIONS

    Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

    The Stock Option Program is compatible with shareholder interests and encourages executives to maintain a long-term equity interest. Target stock option grant levels are established subjectively based on assessment of each executive's scope of responsibilities and level within the organization. Stock holdings of the executive group resulting from option exercises were considered when determining the size of the current awards. At time of grant, two-thirds of the stock options had an exercise price greater than the fair market value at grant date. Such options are exercisable in three equal installments beginning six months after date of grant. To encourage increased equity holdings, the Committee's guidelines called for stock option awards to be granted each January equal to the number of options exercised in the preceding year if the executive who paid the exercise price in cash continued to hold at least one-half of the shares received. If previously owned shares were used to pay the exercise price, one hundred percent of the shares were required to be held to be eligible for such grants. Under terms of the Program, the Committee has full and sole authority to change the guidelines for grant of stock options at any time subject only to the express provisions of the Program.

RESTRICTED INCENTIVE STOCK AWARDS

    To further encourage executive officers to exercise stock options and hold the stock following exercise, stock option grants to executive officers usually are made in tandem with restricted incentive stock awards. Recipients of Restricted Incentive Stock awards are issued, upon exercise of the related option, one share of restricted stock for every five-option shares exercised which the Committee believes is an appropriate inducement for promoting enhanced equity interest by executives. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited.

RESTRICTED STOCK GRANT PLANS

    This program is intended to reward and retain selected executives aligning them with shareholder interests. The Chairman and Chief Executive Officer and President and Chief Operating Officer participate in the Special Restricted Incentive Stock Grant Plan and received 30,000 and 15,000 shares, respectively. Restrictions lapse three years from date of grant, or, if earlier, upon termination of employment by reason of death, disability or approved retirement.

    Selected executives participate in the Restricted Stock Grant Plan and received 10,000 shares. Restrictions lapse over a period of time as per following schedule:

                                     RESTRICTED STOCK VESTED AND RESTRICTION
   NUMBER OF YEARS FROM GRANT                        LIFTED
---------------------------------  -------------------------------------------
                    2                                   2,500
                    4                                   2,500
                    6                                   5,000

or, if earlier, upon termination of employment by reason of death, disability or approved retirement.

PERFORMANCE STOCK UNITS

    This program was intended to reward executives when the Company attained preset goals over a period of four years, thus encouraging and rewarding long-term planning and performance. Such awards were made every second year. The objectives for the four-year periods ending October 31, 1997 and 1999 are to achieve, an average of not less than 15% Return on Equity. Performance Stock

Unit Awards are based upon each individual executive's responsibilities and level within the organization. Each unit has a maximum value based on the value of the Company's Common Stock at the beginning of the award cycle. Payment is made only if the objective is met and is correspondingly reduced if the value of the Company's Common Stock is lower at the end than at the beginning of the award cycle. In addition, earned awards are paid in installments, 50% at the end of the cycle and 50% one year later, subject to continued employment, except in cases of death, disability or approved termination of employment, in an effort to retain executives. The objective of not less than 15% Return on Equity for the four-year period ending October 31, 1997 was met with a 18.3% Return on Equity. Awards will be generated and paid to eligible executives in January, 1998 and January, 1999 as per plan guidelines. The last performance period of this plan ends October 31, 1999 and no subsequent performance periods will be established. If performance goals are met for the four-year period ending October 31, 1999, awards will be generated and paid to eligible executives in January, 2000 and January, 2001.

LONG-TERM INCENTIVE AND RETENTION PLAN

    This program was implemented, subject to shareholder approval, to reward selected executives when the Company creates additional shareholder value. The plan directly aligns selected executives with shareholders through share price targets that drive actual earning of the award. Each key executive was awarded 50,000 performance shares to be converted into restricted stock if performance goals for a performance year or subsequent performance years is/are met. An executive's performance shares shall be converted into Restricted Stock as soon as practicable following the designated performance year. However, if the performance goal is met in advance of the designated performance year, performance shares will be earned at that time, but will not be converted until following the designated performance year. Converted Restricted Stock shall lapse on the third anniversary date shares were issued. Performance Goals are as follows:

                        SHARE PRICE
 PERFORMANCE YEAR         TARGET        PERFORMANCE SHARES CONVERTED
-------------------  -----------------  -----------------------------
          1997           $   39.00                    5,000
          1998           $   45.00                   10,000
          1999           $   53.00                   15,000
          2000           $   61.00                   20,000

RATIONALE FOR CEO COMPENSATION

    Mr. Bradford was named Chairman of the Board and Chief Executive Officer December 1, 1996. His compensation package was designed to encourage short and long-term performance in line with the interests of our shareholders. The majority of his compensation is at risk, in the form of performance bonuses, stock options, restricted stock awards and performance stock units.

    Mr. Bradford's salary was increased $100,000 to $850,000 effective December 1, 1996, and is below the competitive market median. The factors which the Committee considered in determining Mr. Bradford's base salary for fiscal 1997 were his scope of responsibility, experience and individual performance, a subjective evaluation of overall Company performance, and pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The annual incentive paid to Mr. Bradford for fiscal year 1997, determined as explained above, was $1,037,000, which was equivalent to 122% of his base salary. Mr. Bradford's total cash compensation (base salary plus bonus) is below the competitive market median for fiscal 1997.

    In fiscal 1997, Mr. Bradford was granted options to purchase 34,575 shares of common stock, which is equivalent to the number of options exercised during the previous calendar year. In addition, Mr. Bradford was granted 30,000 shares of restricted stock in recognition of his promotion and expanded role.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who on the last day of the fiscal year is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. The Stock Option Program, the Performance Stock Unit Program, the 1995 Executive Incentive Compensation Plan, the Restricted Stock Grant Plans and the Long-Term Incentive and Retention Plan are believed to qualify as performance-based compensation under IRS rules.

                        EXECUTIVE COMPENSATION COMMITTEE

Rawles Fulgham   Jay A. Precourt
Ray L. Hunt      Richard W.
Lionel H. Olmer  Vieser

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                                              ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                     -------------------------------------   ---------------------------------------
                                                                                       AWARDS
                                                                    OTHER    ---------------------------    PAYOUTS
                                                                   ANNUAL     RESTRICTED                   ---------
                                                                   COMPEN-       STOCK       SECURITIES    LONG TERM     ALL OTHER
          NAME AND                                                 SATION       AWARDS       UNDERLYING    INCENTIVE      COMPEN-
     PRINCIPAL POSITION        YEAR  SALARY ($)      BONUS ($)     ($)(1)       ($)(2)       OPTIONS (#)    PAYOUTS    SATION ($)(4)
             (A)               (B)       (C)            (D)          (E)          (F)            (G)          (H)           (I)
-----------------------------  ----  -----------   -------------   -------   -------------   -----------   ---------   -------------
William E. Bradford,           1997  $841,667      $1,037,000       $-0-     $1,149,288(6)      34,575       $-0-        $471,551
  Chairman and Chief           1996   741,833         660,000        -0-            -0-        182,233        -0-         320,739
  Executive Officer            1995   546,000         315,780        -0-        148,235          7,000        -0-          87,948

Donald C. Vaughn,              1997   525,833         671,000        -0-        538,125(6)         -0-        -0-          55,260
  President and Chief          1996   441,293         413,600        -0-            -0-         34,100        -0-          30,890
  Operating Officer            1995   365,404         508,722(3)     -0-            -0-            -0-        -0-               9

George H. Juetten,             1997   291,250         372,100        -0-         28,400         13,000        -0-          40,164
  Senior Vice President        1996   252,500         228,800        -0-         54,025          5,000        -0-          31,688
  and Chief Financial Officer  1995   237,500         139,650        -0-         21,625            -0-        -0-          10,372

A. Jack Stanley,               1997   353,333         443,250        -0-        170,625            -0-        -0-          45,042
  Senior Vice President        1996   391,410(5)      458,187(3)     -0-            -0-         75,000        -0-           4,092

G. Phillip Tevis,              1997   283,333         354,300        -0-            -0-            -0-        -0-          35,596
  Senior Vice President        1996   241,000         137,400        -0-            -0-         25,000        -0-          31,607

--------------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2) Since 1989, Restricted Incentive Stock Awards have been coupled with most stock option grants to officers of the Company. Recipients of Restricted Incentive Stock Awards are issued, upon the exercise of the related option, one share of Restricted Incentive Stock for every five option shares exercised. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited. Restricted stock awards shown in the table represent

    Restricted Incentive Stock issued upon exercise of related stock options and are valued at the closing price of the Company's unrestricted stock on the New York Stock Exchange on the date of issue. Dividend and voting rights of such stock are the same as all other shares of the Company's outstanding Common Stock. At the end of the last completed fiscal year, the number and value (at the closing price of the Company's unrestricted stock on the New York Stock Exchange on October 31, 1997, the last trading day of the Company's fiscal year) of the aggregate restricted stock holdings of the named individuals were 38,723 ($1,631,206), 15,000 ($631,875), 3,600
    ($151,650) and 5,000 ($210,625) for Messrs. Bradford, Vaughn, Juetten and Stanley, respectively.

(3) Includes $254,361 for Mr. Vaughn and $168,067 for Mr. Stanley non-elective deferral under terms of an unfunded plan in lieu of normal pension benefits which provides for vesting in one-third of the award on each of the crediting date and the next two anniversaries thereof. The plan generally provides for payment of vested benefits in a lump sum or ten equal annual installments following retirement, death or termination of employment. However, the Executive Compensation Committee has discretion to distribute all or a portion of vested benefits in certain emergencies, to fully vest all benefits upon death, disability and termination of employment other than resignation or termination for cause, and all benefits may be forfeited under certain circumstances, all as defined in the plan.

(4) Company contributions to qualified defined contribution retirement plans and related liabilities to non-qualified plans.

(5) Includes $59,038 in accrued benefits which were paid in cash on Mr. Stanley's promotion to Vice President.

(6) Includes 30,000 and 15,000 shares of restricted stock awarded to Messrs. Bradford and Vaughn, respectively, which will vest November 21, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options under the Company's 1992 Stock Compensation Plan to the named executive officers of the Company during the fiscal year ended October 31, 1997.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                   STOCK
                         NUMBER OF        PERCENT OF                                         PRICE APPRECIATION
                        SECURITIES       TOTAL OPTIONS                                              FOR
                        UNDERLYING        GRANTED TO                                          OPTION TERM (3)
                          OPTIONS        EMPLOYEES IN      EXERCISE OR BASE    EXPIRATION   --------------------
        NAME          GRANTED (#)(1)      FISCAL YEAR       PRICE ($/SH)(2)       DATE         5%         10%
        (A)                 (B)               (C)                 (D)              (E)         (F)        (G)
--------------------  ---------------  -----------------  -------------------  -----------  ---------  ---------
W. E. Bradford......        11,525              1.23           $  35.875        01/15/2007  $ 260,479  $ 657,400
                            11,525              1.23           $  37.875        01/15/2007    237,429    634,350
                            11,525              1.23           $  39.875        01/15/2007    214,379    611,300

D. C. Vaughn........           -0-

G. H. Juetten.......         4,333               .46           $  35.875        01/15/2007     97,931    247,160
                             4,333               .46           $  37.875        01/15/2007     89,265    238,494
                             4,334               .46           $  39.875        01/15/2007     80,618    229,881

A. J. Stanley.......           -0-

G. P. Tevis.........           -0-

------------------------

(1) Stock options are shown at the price and in the sequence they first become exercisable, respectively: July 16, 1997, January 16, 1998 and January 16, 1999 for Messrs. Bradford and Juetten. Terms of the Plan allow acceleration of exercisability of stock options and lapse of restrictions on Restricted Incentive Stock in circumstances described beginning on page 28. Stock Options granted were coupled with a total of 6,915 and 2,598 Restricted Incentive Stock ("RIS") Awards to Messrs. Bradford and Juetten, respectively. Recipients of RIS Awards will be issued, upon the exercise of the related option while actively employed by the Company, one share of restricted stock for every five option shares exercised. Provisions for lapse of restrictions are described in Note 2 to the Summary Compensation Table. Guidelines currently used by the Executive Compensation Committee for grant of subsequent options are described beginning on page 18.

(2) Option grants in 1997 were made in approximately 3 equal installments. The option price of the first installment of each grant is the average of the high and low trading prices of the Company's Common Stock as shown by New York Stock Exchange quotations on the date of grant, and the option price of the second and third installments are, respectively, $2 and $4 higher than that of the first installment.

(3) As required by rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10%

    (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during fiscal 1997 was less than 54% of total shares outstanding during the year. Accordingly, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 54% of the potential realizable value of all shareholders for the same period under the same assumptions. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                           NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                VALUE           OPTIONS AT            OPTIONS AT FISCAL
                            SHARES ACQUIRED   REALIZED      FISCAL YEAR END (#)        YEAR END ($)(1)
           NAME             ON EXERCISE (#)      ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
           (A)                    (B)            (C)                (D)                      (E)
--------------------------  ---------------  -----------  -----------------------  -----------------------
                                                                   165,980/                3,101,782/
W. E. Bradford............        34,575        385,445              83,795                 1,046,779

                                                                    88,339/                1,850,678/
D. C. Vaughn..............           -0-            -0-              11,368                   179,704

                                                                    39,666/                  621,055/
G. H. Juetten.............         4,000         40,560              10,334                    51,922

                                                                    25,000/                  293,750/
A. J. Stanley.............        25,000        143,750              25,000                   243,750

                                                                    66,666/                1,061,742/
G. P. Tevis...............           -0-            -0-               8,334                    81,257

------------------------

(1) Values stated are based on the closing price of $42.125 per share of the Company's Common Stock as listed on the New York Stock Exchange on October 31, 1997, the last trading day of the fiscal year.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

    The following table shows grants of Performance Shares ("Awards") under the Dresser
Industries, Inc. Long-Term Incentive and Retention Plan to the named executive officers of the Company during the last fiscal year.

                                                                                            PERFORMANCE OR
                                                                 NUMBER OF SHARES, UNITS     OTHER PERIOD
                                                                           OR                    UNTIL
                                                                    OTHER RIGHTS (#)         MATURATION OR
NAME                                                                       (1)                  PAYOUT
--------------------------------------------------------------  -------------------------  -----------------
W. E. Bradford................................................             50,000                1997-2000
D. C. Vaughn..................................................             50,000                1997-2000
G. H. Juetten.................................................             50,000                1997-2000
A. J. Stanley.................................................             50,000                1997-2000
G. P. Tevis...................................................             50,000                1997-2000

------------------------

(1) These Awards are subject to shareholder approval. For a description of the material terms and conditions of these Awards, please see the text of "Approval of Dresser Industries, Inc. Long-Term Incentive and Retention Plan (Proxy Item No. 2)" beginning on page 10.

                            DRESSER RETIREMENT PLANS

    The estimated total annual retirement benefits payable under defined benefit pension plans are set forth below. The chart illustrates benefits accrued to October 31, 1997.

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                               ----------------------------------------------------------------------------
REMUNERATION*                      10          15          20           25            30            35
-----------------------------  ----------  ----------  ----------  ------------  ------------  ------------
$ 250,000....................  $   38,750  $   63,750  $   88,750  $    113,750  $    138,750  $    163,750
  300,000....................      46,500      76,500     106,500       136,500       166,500       196,500
  450,000....................      69,750     114,750     159,750       204,750       249,750       294,750
  600,000....................      93,000     153,000     213,000       273,000       333,000       393,000
  750,000....................     116,250     191,250     266,250       341,250       416,250       491,250
  900,000....................     139,500     229,500     319,500       409,500       499,500       589,500
 1,050,000...................     162,750     267,750     372,750       477,750       582,750       687,750
 1,200,000...................     186,000     306,000     426,000       546,000       666,000       786,000
 1,350,000...................     209,250     344,250     479,250       614,250       749,250       884,250
 1,500,000...................     232,500     382,500     532,500       682,500       832,500       982,500
 1,800,000...................     279,000     459,000     639,000       819,000       999,000     1,179,000
 1,900,000...................     294,500     484,500     674,500       864,500     1,054,500     1,244,500
 2,000,000...................     310,000     510,000     710,000       910,000     1,110,000     1,310,000
 2,100,000...................     325,500     535,500     745,500       955,500     1,165,500     1,375,500
 2,200,000...................     341,000     561,000     781,000     1,001,000     1,221,000     1,441,000
 2,300,000...................     356,500     586,500     816,500     1,046,500     1,276,500     1,506,500

------------------------

*   As of October 31, 1997, assuming attained age 65.

    The gross amounts represented above include sums accrued under Dresser's qualified and non-qualified defined benefit plans. However, amounts credited to Dresser's qualified and non-qualified defined contribution plans will be paid from those plans and thus represent deductions to the above gross amounts. Likewise, applicable Social Security benefits, and "pension benefit equivalents" credited under Dresser's deferred compensation plan, also represent deductions.

    Less than 10% of the amounts shown in columns (c) and (d) of the Summary Compensation Table for each of the named individuals (except Messrs. Vaughn and Stanley who are not participants in the Company's qualified defined benefit plans) is excluded in determining benefits. Years of credited service used in determining benefits for the individuals named in the Summary Compensation Table are as follows: Mr. Bradford 34.25 years, Mr. Vaughn
1.9166 years, Mr. Juetten 4.5 years, Mr. Stanley 1.25 years and Mr. Tevis 3.4167 years. Benefits are computed as straight-life annuity amounts which may be paid in various forms.

    The covered compensation, years of credited service and estimated total annual retirement benefits payable to Messrs. Vaughn and Stanley at age 65 under defined benefit pension plans of a Company subsidiary are set forth below, respectively. Covered compensation differs more than 10% from amounts shown in columns (c) and (d) of the Summary Compensation Table because the Plans were frozen several years ago.

                               PENSION PLAN TABLE

                                                                              30 YEARS OF
REMUNERATION                                                                    SERVICE
----------------------------------------------------------------------------  -----------
$230,000....................................................................   $  67,513
$161,600....................................................................   $  20,870

    Benefits are computed as a straight-life annuity which may be paid in various forms and is not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    Pursuant to the 1992 Stock Compensation and 1982 Stock Option Plans, in the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

    Pursuant to the 1992 Stock Compensation and the 1989 Restricted Incentive Stock Plans, in the event of a change in control of the Company without approval of the majority of members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been disposed of prior to such change in control.

    Pursuant to the Restricted Stock Grant Plans and Long-Term Incentive and Retention Plan (as discussed in the Board Compensation Committee Report on Executive Compensation on page 20), in the event of a sale of all or a majority of the Company's assets, the liquidation or dissolution of the Company, the purchase of at least 30% of the combined voting power of the Company's then outstanding voting securities by any person or entity or shareholder approval of a reorganization, merger or consolidation resulting in ownership after the transaction, by the ownership immediately before the transaction, of 50% or less of the surviving entity's then outstanding voting securities, all restrictions on outstanding Restricted Stock shall lapse.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16 of the Securities and Exchange Act of 1934 requires Directors, executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities.

    Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal 1997 year all filing requirements applicable to its officers and Directors were met except one report on Form 5 of Mr. Judd, reflecting one transaction relating to the expiration of employee stock options in 1994, which was filed late.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing: (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the S&P 500 Index and (2) the S&P Oil Well Equipment & Service Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     TOTAL RETURN TO SHAREHOLDERS
Reinvested Dividends
                                                Dresser    S&P 500   S&P Oil & Gas Drilling
                                            Industries,
                                                   Inc.      Index              & Equipment
1992                                            $100.00    $100.00                  $100.00
1993                                            $115.94    $114.94                  $105.60
1994                                            $119.59    $119.39                  $104.52
1995                                            $121.19    $150.96                  $108.97
1996                                            $196.41    $187.33                  $178.75
1997                                            $255.85    $247.48                  $299.85

    The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                           REBECCA R. MORRIS

                                           VICE PRESIDENT -- CORPORATE COUNSEL

                                            AND SECRETARY

February 10, 1998

                                                                       EXHIBIT A

                            DRESSER INDUSTRIES, INC.
                     LONG-TERM INCENTIVE AND RETENTION PLAN

                              ARTICLE 1: PREAMBLE

    Effective as of July 17, 1997, Dresser Industries, Inc. establishes the Dresser Industries, Inc. Long-Term Incentive and Retention Plan. This Plan is intended to be a bonus program, as described in 29 CFR Section2510.3-2(c), and, accordingly, is not a plan described in the Employee Retirement Income Security Act of 1974. This Plan is also intended to qualify as a "performance-based" program under Section 162(m) of the Internal Revenue Code. As such, the Plan will be submitted for shareholder approval.

                             ARTICLE 2: DEFINITIONS

    Words and phrases appearing in this Plan shall have the respective meanings set forth in this Article, unless the context clearly indicates to the contrary.

    (a) AVERAGE PRICE. The price per share on a Trading Day determined by adding the high and low prices for the Trading Day and dividing their sum by two.

    (b)  CHANGE IN CONTROL.

        (1) The sale of all or a majority of Dresser's assets;

        (2) Dresser's liquidation or dissolution;

        (3) The purchase by any persons or entities of beneficial ownership of at least 30% of Dresser's common stock (or 30% of the combined voting power of Dresser's then outstanding voting securities entitled to vote generally in the election of directors); or

        (4) The approval by Dresser's stockholders of a reorganization, merger or consolidation, the result of which is that the persons or entities which were stockholders immediately before the transaction do not own more than 50% of the combined voting power of the surviving entity's then outstanding voting securities entitled to vote generally in the election of directors.

    (c) DISABILITY. Any physical or mental condition which renders a Participant incapable of performing the work for which the Participant was employed by Dresser or similar work for Dresser, as certified in writing by a doctor of medicine and as approved by Dresser.

    (d)  DRESSER.  Dresser Industries, Inc., a Delaware corporation.

    (e) PARTICIPANT. An individual to whom Restricted Stock is awarded under this Plan. A management employee who terminates employment shall cease to be a Participant, notwithstanding the designation in Article 3.

    (f) PERFORMANCE SHARE. A hypothetical share of Dresser common stock, as described in the Plan.

    (g)  PERFORMANCE YEAR.  The calendar year.

    (h)  PLAN.  Dresser Industries, Inc. Long-Term Incentive and Retention Plan.

    (i) RESTRICTED STOCK. Dresser common stock, restricted in the manner described in Article 6.

    (j) SHARE PRICE TARGET. The target price of a share of Dresser common stock, determined according to the following chart:

                                                                            SHARE PRICE
PERFORMANCE YEAR                                                              TARGET
-------------------                                                      -----------------
          1997                                                               $   39.00
          1998                                                               $   45.00
          1999                                                               $   53.00
          2000                                                               $   61.00

    The Share Price Target shall be adjusted, if necessary, to take into account any stock splits.

    (k) TRADING DAY. A day on which Dresser common stock is traded on the New York Stock Exchange.

                             ARTICLE 3: ELIGIBILITY

    Individuals designated by the Board of Directors of Dresser Industries, Inc. as Participants shall participate in the Plan. The grants described in the Plan are made subject to shareholder approval of the Plan.

                         ARTICLE 4: PERFORMANCE SHARES

    As soon as practicable after July 17, 1997, each Participant shall receive a grant of 50,000 Performance Shares. Generally, Performance Shares shall be converted to Restricted Stock in accordance with Article 5, as long as the objective performance goals of that Article are met. Unless specifically provided for by the Executive Compensation Committee of the Board of Directors, unconverted Performance Shares shall be forfeited upon the earlier of:

    (a) Termination of the Participant's employment for any reason; or

    (b) January 1, 2001.

                          ARTICLE 5: PERFORMANCE GOALS

    If the performance goal for a Performance Year or subsequent Performance Years is/are met, a Participant's Performance Shares shall be converted to Restricted Stock as soon as practicable following the designated Performance Year in accordance with the following schedule:

                                                                              PERFORMANCE
PERFORMANCE YEAR                                                           SHARES CONVERTED
-------------------                                                        -----------------
          1997                                                                     5,000
          1998                                                                    10,000
          1999                                                                    15,000
          2000                                                                    20,000

    However, if a Share Price Target is met in advance of the designated Performance Year, Performance Shares shall be earned at that time, but will not be converted until immediately following the designated Performance Year.

    A performance goal is met for a Performance Year, if the average price per share of Dresser common stock exceeds the Share Price Target:

    (a) At least 90 Trading Days (not necessarily consecutive) within the Performance Year; or

    (b) At least 20 Trading Days (not necessarily consecutive) within a period of 30 consecutive Trading Days, which ends on or before the last day of the Performance Year; provided that Trading Days prior to the date on which an individual is designated a Participant shall not be taken into account in determining whether (with respect to an award to that Participant), a Share Target has been met.

    If the performance goal for the Performance Year is not met, 50% of the Performance Shares which would have been converted to Restricted Stock shall be forfeited. The remainder of these Performance Shares shall be added to the schedule of Performance Shares for the next Performance Year. This carryover shall continue on this basis each year until the plan concludes January 1, 2001.

                          ARTICLE 6: RESTRICTED STOCK

    Stock certificates evidencing the award of Restricted Stock in accordance with Article 5 shall be registered on Dresser's books in the name of the Participant on the date Performance Shares are converted to Restricted Stock. Each certificate evidencing Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan. Any attempt to dispose of such shares of Restricted Stock in contravention of such terms, conditions and restrictions shall be invalid.

    All restrictions on a share of Restricted Stock shall lapse after a period ending on the earliest of:

    (a) The third anniversary of the date the share was issued;

    (b) The Participant's termination of employment after attainment of age 65;

    (c) The Participant's Disability;

    (d) A Change in Control; or

    (e) Such earlier date as the Board of Directors may determine.

    If a Participant's employment terminates before the end of this period of restriction, the Participant shall forfeit the Restricted Stock.

    During the period of restriction, the Participant shall be entitled to all other rights of a shareholder of Dresser common stock, including the right to vote the shares of Restricted Stock and the right to receive dividends on those shares. Subject to Article 10, once the restriction period ends, the Participant shall be entitled to physical custody of the stock, which, at such time, shall become fully transferable.

                           ARTICLE 7: ADMINISTRATION

    The Executive Compensation Committee of the Board of Directors of Dresser Industries, Inc. shall have full discretionary authority to interpret and apply the terms of this Plan document. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to interpret the Plan.

                      ARTICLE 8: AMENDMENT OR TERMINATION

    The Plan may be amended or terminated in whole or in part by Dresser's Board of Directors in its sole discretion, provided that such amendment or termination shall not cause the forfeiture of Restricted Stock awarded to a Participant prior to the date of amendment or termination. In addition, shareholder approval is required for any material amendment of the Plan.

                    ARTICLE 9: RIGHT TO CONTINUED EMPLOYMENT

    Nothing in this Plan shall confer on a Participant any right to continue in Dresser's employment or in any way affect Dresser's right to terminate the Participant's employment without prior notice at any time for any or no reason.

                            ARTICLE 10: WITHHOLDING

    Dresser shall meet the tax withholding obligations imposed by any government with respect to grants of Restricted Stock, or the lapse of restrictions on such stock. To meet this obligation, Dresser may withhold from other cash payments due the Participant. If the amount so withheld is not sufficient, Dresser will withhold from any distribution of stock released to the Participant in accordance with Article 6 a number of shares with a market value not less than the withholding obligation and cancel (in whole or in part) the shares so withheld in order to reimburse Dresser for the payment of withholding taxes.

                          ARTICLE 11: FORCE AND EFFECT

    The various provisions of this Plan are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

                          ARTICLE 12: PREVAILING LAWS

    This Plan shall be construed and enforced in accordance with and governed by the laws of the State of Texas, to the extent not governed by the laws of the State of Delaware applicable to corporations and the issuance of stock by Delaware corporations.

                                                                       EXHIBIT B

                            DRESSER INDUSTRIES, INC.
                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

1. PURPOSE.

    The principal purposes of the Dresser Industries, Inc. 1998 Executive Incentive Compensation Plan (the "Plan") are to provide incentives and rewards to officers and key employees of Dresser Industries, Inc. ("Dresser"), who have significant responsibility for the success and growth of Dresser and to assist Dresser in attracting, motivating, and retaining key employees on a competitive basis.

2. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Executive Compensation Committee of the Board of Directors of Dresser (the "Committee"). The Committee shall be appointed by the Board of Directors and shall consist of two or more outside, disinterested members of the Board.

    The Committee shall have the authority to select the persons to be granted awards under the Plan, to determine when awards will be granted, to determine whether objectives and conditions for earning awards have been met, to determine whether awards will be paid at the end of the award period or deferred, and determine whether an award or payment of an award should be reduced or eliminated.

    The Committee shall have the authority to administer and interpret the Plan and to adopt rules, regulations, agreements and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee shall be conclusive and binding on all parties concerned, including Dresser, its shareholders and any person receiving an award under the Plan.

3. ELIGIBILITY.

    Executive officers of Dresser will be granted awards under the Plan. The Committee, in its discretion, may also grant awards to other key employees.

4. AWARDS.

    (a) TYPES OF AWARDS. Executive officers of Dresser shall be granted annual incentive awards under this Plan in November of each year, however, if an individual becomes an executive officer during a year that individual shall be granted an incentive award for that year upon his or her becoming an executive officer. The Committee may, in its discretion, grant annual incentive awards to other key employees.

    (b) EXPECTED IMPROVEMENT TARGET. The Committee will establish a target Economic Value Added ("EVA") Expected Improvement, which will be the basis for determining Earned Awards under this Plan. The Committee may establish other target(s) from time to time.

    (c) TARGET AWARD. The level of award generated for achievement of the Expected Improvement Target. Target Award levels are based on market data, by position, and stated as a percent of base salary.

    (d) EARNED AWARD. The level of award generated based on actual EVA Improvement.

    (e) NO MINIMUM OR MAXIMUM AWARDS. The plan has no floor or cap on the level of Earned Awards.

    (f) RESERVE BALANCE. Reserve Balances are not paid in the current year but rather carried forward and added to the next year's Earned Award to determine the Paid Award as described in 4(g) below. The Reserve Balance is designed to promote sustained performance as well as minimize the peaks and troughs of business cycles.

    (g) PAID AWARD. An amount determined by adding the Earned Award to the opening Reserve Balance from the prior year, as follows:

        (i) If the sum of the Earned Award and the opening Reserve Balance is greater than the Target Award, the Paid Award is an amount equal to the Target Award plus one-third of the excess above the Target Award. The new Reserve Balance is an amount equal to two-thirds of the excess above the Target Award.

           Should a calculated Paid Award exceed five million dollars ($5,000,000), the maximum Paid Award will be five million dollars ($5,000,000) and the excess credited to the Reserve Balance.

        (ii) If the sum of the Earned Award and the opening Reserve Balance is greater than zero and less than or equal to the Target Award, the Paid Award is an amount equal to the sum of the Earned Award and the opening Reserve Balance. The new Reserve Balance is zero.

       (iii) If the sum of the Earned Award and the opening Reserve Balance is negative, the Paid Award is zero. The new Reserve Balance is the sum of the Earned Award and the opening Reserve Balance. No Awards are paid when the Reserve Balance is negative and negative Reserve Balances are carried forward to offset future Earned Awards.

    (h) PAYMENT OF AWARDS. Paid Awards will be payable in cash each year upon certification by the Committee that Dresser achieved the specified performance target for the preceding year.

    (i) DISCRETION. The Committee has the discretion, by participant, to reduce some or all of an award that would be otherwise earned and/or paid.

5. MISCELLANEOUS PROVISIONS.

    (a) GUIDELINES. The Committee shall adopt from time to time written policies for its implementation of the Plan.

    (b) CHANGE OF STATUS DURING PLAN YEAR. Awards will not be earned by employees who are discharged during the Plan Year. Pro rata awards MAY be earned by a newly hired, transferred, promoted, demoted, disabled or resigned employee. Pro rata awards will be earned by employees who retired or died during the Plan Year.

    (c) RESERVE ACCOUNT UPON TERMINATION. The Reserve Balance shall be paid to an employee in the event of termination due to normal or early retirement, death or disability. Determination of final Paid Award and distribution of Reserve Balance, if any, will be made the end of the fiscal year following termination. Any Reserve Balance will be forfeited upon termination for cause or resignation, except as determined by the Committee.

    (d) WITHHOLDING TAXES. Dresser shall have the right to deduct from all awards any federal, state, local or foreign taxes required by law to be withheld.

    (e) NO RIGHTS TO AWARDS. Except as stated, no employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken shall be construed as giving any employee any right to be retained in the employ of Dresser or any of its subsidiaries, divisions or affiliates.

    (f) COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be paid by Dresser and not charged to any award nor to any employee receiving an award.

    (g) FUNDING OF PLAN. The Plan shall be unfunded. Dresser shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

6. EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

    (a) EFFECTIVE DATE. Once approved by Dresser's shareholders, the Plan shall become effective for the 1998 fiscal year.

    (b) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

    Unless the shareholders of Dresser have first approved, no amendment of the Plan shall be effective which would modify the requirements for eligibility, the business criteria on which the performance goal is based or the maximum amount of compensation that could be paid to any participant.

    (c) TERMINATION. No awards shall be earned under the Plan after October 31, 2002.

                                                --------------------------------
                                                --------------------------------

                                                 NOTICE OF ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                        TO BE HELD
                                                      MARCH 19, 1998
                                                            AND
                                                      PROXY STATEMENT

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                                                 DRESSER INDUSTRIES, INC.
                                                     2001 ROSS AVENUE
                                                    DALLAS, TEXAS 75201

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                          DRESSER INDUSTRIES, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     WILLIAM E. BRADFORD and DONALD C. VAUGHN, or either of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Horchow Auditorium of the Dallas Museum of Art, 1717 North Harwood Street, Dallas, Texas, on March 19, 1998 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

     To vote in accordance with the Board of Directors' recommendation, just sign the reverse side, no boxes need to be checked.

     This proxy will be voted as you direct; in the absence of such direction, it will be voted "FOR" all nominees.

(Continued and to be dated and signed on the reverse side.)

                                        DRESSER INDUSTRIES, INC.
                                        P.O. BOX 11113
                                        NEW YORK, N.Y. 10203-0113

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The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

(1) ELECTION OF DIRECTORS: FOR all nominees         WITHHOLD AUTHORITY to vote           EXCEPTIONS
                           listed below     / /     for all nominees listed below / /                / /

Nominees: W. Bradford, L. Eagleburger, S. Earle, J. Gavin, R. Hunt, L. Martin, L. Olmer, J. Precourt, and D. Vaughn
[INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, mark the "Exceptions" box and write the nominee name(s) in the space provided below.]
*Exceptions
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(2) THE LONG-TERM INCENTIVE AND RETENTION PLAN.            (3) THE 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN.

    FOR / /   AGAINST / /   ABSTAIN / /                        FOR / /   AGAINST / /   ABSTAIN / /

This proxy will be voted as you direct, in the absence of such direction, it will be voted "FOR" Proposals 1, 2 and 3.

CHANGE OF ADDRESS AND
OR COMMENTS MARKED HERE / /

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, Trustees, etc. should give full title, as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

DATED:                                            , 1998
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                        Signature

                        Signature

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.       / /


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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